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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 2, 2003
Date of earliest event reported: April 25, 2003

HA-LO INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-13525
(Commission File Number)

36-3573412
(I.R.S. Employer Identification No.)

707 Skokie Boulevard, Suite 600, Northbrook, IL 60062
(Address of principal executive offices)

(847) 600-3000
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events

        HA-LO Industries, Inc. ("HA-LO") is filing the reports required to be filed with the United States Trustee under Federal Rule of Bankruptcy Procedure 2015 of Chapter 11 of Title 11 of the United States Code, under the cover of Form 8-K in lieu of filings on Form 10-Q and Form 10-K.

        On April 25, 2003, HA-LO filed its March 2003 monthly Rule 2015 United States Trustee report with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. Copies of the required documents in this March 2003 report are attached hereto as an exhibit and incorporated herein by reference.

        HA-LO remains a debtor, with two of its subsidiaries, Lee Wayne Corporation and Starbelly.com, Inc. (the "Debtors") in three separate, although jointly administered, Chapter 11 cases (the "Cases") in case number 02 B 12059. Even with the discussions and events to date, the holders of equity interests in HA-LO remain unlikely to receive or retain anything of value on account of their interests in HA-LO in the bankruptcy. Person interested in more information concerning the Cases, or the Debtors' financial performance, are encouraged to review the pleadings, reports and other papers on file in the Office of the Clerk of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, Everett McKinley Dirksen Federal Building, 219 S. Dearborn Street, Chicago, Illinois.

Item 7.    Financial Statements and Exhibits

(c)
Exhibits
Exhibit No.	Description of Exhibit	Reference
99	March 2003 Monthly Rule 2015 Report Documents	Filed Herewith

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HA-LO Industries, Inc. (Registrant)
Date: May 2, 2003	/s/ JAMES SMITH
James Smith Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99	March 2003 Monthly Rule 2015 Report Documents

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
Signatures
Exhibit Index